Exhibit 99.1

PAA Contacts:	Roy I. Lamoreaux	A. Patrick Diamond
	Manager, Investor Relations	Vice President
	713-646-4222 — 800-564-3036	713-646-4487 — 800-564-3036

Vulcan Contacts:	David Postman	Andrew Cole
	206-342-2370	Sard Verbinnen & Co
212-687-8080
FOR IMMEDIATE RELEASE
Plains All American Pipeline To Acquire
Remaining 50% Interest in Natural Gas Storage JV
— Comments on Intent to Recommend Distribution Increase —
     (Houston — August 27, 2009) Plains All American Pipeline, L.P. (NYSE: PAA) and Vulcan Capital today announced that they have executed definitive agreements under which a subsidiary of PAA will acquire Vulcan Capital’s 50% indirect interest in PAA Natural Gas Storage, LLC (PNGS). The aggregate purchase price of $220 million consists of $90 million cash, 1.9 million PAA common units valued at $90 million, and deferred contingent cash consideration of up to $40 million. The contingent consideration is subject to achievement of certain events and performance milestones expected to occur over the next several years. The transaction is expected to close on September 3, 2009.
     As a result of the transaction, PAA will own 100% of the natural gas storage business and related operating entities, which will be accounted for on a consolidated basis. The Partnership has historically accounted for its 50% indirect interest in PNGS under the equity method. At closing, PAA will repay the joint venture’s outstanding project finance debt using joint venture cash and borrowings under its revolving credit facility. As of June 30, 2009, the joint venture had approximately $450 million of debt and approximately $52 million of cash.
     “We are extremely pleased to announce this transaction and are excited about the near-term and long-term potential of the natural gas storage business,” said Greg L. Armstrong, CEO of PAA. “This transaction provides economic returns solidly in excess of our weighted average cost of capital and will result in immediate accretion to the Partnership.”
     “Increasing our interest to 100% will enhance our strategic flexibility with respect to future organic growth and acquisitions, and also increase the visibility of the value that has already been created,” said Armstrong. “Notably, the cash-flow stream of our natural gas storage business is essentially 100% fee-based, with currently available storage capacity substantially committed under contracts ranging up to ten years in duration. Moreover, the cash-flow profile is expected to increase steadily over the next several years as we continue to expand the storage capacity through our development activities at our Pine Prairie facility.”

     Geoff McKay, a Managing Director at Vulcan Capital, said, “We have enjoyed working with the entire PAA team over the last four years to build value together at PNGS. Through our significant equity position in PAA, we will continue to be a meaningful participant in the growth of this and PAA’s other businesses, and we look forward to continuing to support PAA’s future success.”
     The transaction was approved by the board of directors of the general partner of PAA and by its conflicts committee. The conflicts committee, which is comprised entirely of independent directors, received a fairness opinion from Simmons & Company International with respect to the consideration paid by PAA in this transaction.
     PAA management intends to recommend to its board of directors an increase in the Partnership’s quarterly distribution level to $0.92 per unit, or $3.68 per unit on an annualized basis, effective with the November 2009 distribution, subject to adverse developments in the economic and financial markets, or other events that would make such recommendation inappropriate. To enhance PAA’s distribution coverage ratio over the next 24 months as cash flows ramp-up from expansion activities, PAA’s general partner has agreed to reduce its incentive distributions by an aggregate of $8 million over the next two years — $1.25 million per quarter for the first four quarters and $0.75 million per quarter for the next four quarters. The IDR reduction will become effective with the planned November 2009 distribution increase.
Conference Call
     The Partnership will host a conference call at 10:00 AM (Central); 11:00 AM (Eastern) on Friday, August 28, 2009, to discuss the acquisition. Specific items to be addressed in this call include:
1.	a brief description of the transaction;

2.	the Partnership’s financing plans for funding the transaction;

3.	the strategic rationale for the transaction;

4.	an overview of the PNGS assets and business;

5.	certain accounting matters important to an understanding of the transaction impacts on PAA; and

6.	the anticipated financial performance of PNGS.
Webcast Instructions
     To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” then choose “Conference Calls.” Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.
     If you are unable to participate in the webcast, please dial 800-288-8974, or, for international callers, 612-332-0335 at approximately 9:55 AM (Central). No password or reservation number is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions
     To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 113862. The replay will be available beginning Friday, August 28, 2009, at approximately 12:00 PM (Central) and continue until 11:59 PM (Central) on Monday, September 28, 2009.
     Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its ownership in PAA Natural Gas Storage, the partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.
Forward Looking Statements
     Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, risks related to the development and operation of natural gas storage facilities; shortages or cost increases of power supplies, materials or labor; equipment failure; subsurface geology; permitting delays at governmental agencies; weather interference with business operations or project construction; factors affecting supply and demand for natural gas and resulting changes in pricing conditions or storage requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by deteriorated financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.
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